CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



                                                              February 28, 2002



Aviation Upgrade Technologies, Inc.:



         We hereby consent to the use in this Registration Statement on Form SB-2/A Amendment Number 6 of our report dated January 15, 2002, relating to the financial statements of Aviation Upgrade Technologies, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



                                      /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                      Lesley, Thomas, Schwarz & Postma, Inc.
                                      A Professional Accountancy Corporation
                                      Newport Beach, California